UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 19, 2006

AVI BioPharma, Inc.
(Exact name of Company as specified in its charter)

Oregon	0-22613	93-0797222
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

One S.W. Columbia, Suite 1105
Portland, OR 97258
(Address of principal executive offices)

(503) 227-0554
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1               Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

On December 19, 2006, AVI BioPharma, Inc. (Nasdaq: AVII) (“AVI”) entered into a cross-license and collaboration agreement with Ercole Biotech, Inc. to identify and develop drugs that direct the splicing of messenger RNA (mRNA) to treat a variety of genetic and acquired diseases and a stock purchase agreement  in connection therewith. On December 20, 2006, AVI issued a press release in connection with this transaction.

Under the terms of the collaboration agreement, each party granted the other rights under its respective patents for RNA splice-altering technologies. AVI and Ercole will each select a set of specific gene targets and take the respective lead in investigating the potential therapeutic effects of shifting splicing of those genes. AVI also granted Ercole an exclusive license to AVI’s NEUGENE® third-generation antisense chemistry for the specific targets selected by Ercole. The agreement also contains customary provisions regarding indemnification and confidentiality.

Under the terms of the stock purchase agreement, AVI issued 192,857 shares of AVI common stock (at $3.50 per share) in exchange for 625,000 shares of Ercole’s Series A-2 preferred stock.

Section 7               Regulation FD

Item 7.01               Regulation FD Disclosure

A copy of AVI’s press release concerning the Ercole transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Section 9               Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)       Exhibits

99.1         Press Release, dated December 20, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 21, 2006.

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS
Alan P. Timmins
President and Chief Operating Officer
(Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated December 20, 2006.